Investor Day November 17, 2017 Exhibit 99.1

Legal Disclaimer This presentation contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements contained in this presentation include, but are not limited to, statements about (i) our financial guidance for calendar year 2018 and summary financial targets for 2019; (ii) growth of the wind energy market and our addressable market; (iii) the potential impact of GE’s acquisition of LM Wind Power upon our business; (iv) our future financial performance, including our net sales, cost of goods sold, gross profit or gross margin, operating expenses, ability to generate positive cash flow, and ability to achieve or maintain profitability; (v) the sufficiency of our cash and cash equivalents to meet our liquidity needs; (vi) our ability to attract and retain customers for our products, and to optimize product pricing; (vii) competition from other wind blade and wind blade turbine manufacturers; (viii) the discovery of defects in our products; (ix) our ability to successfully expand in our existing markets and into new international markets; (x) worldwide economic conditions and their impact on customer demand; (xi) our ability to effectively manage our growth strategy and future expenses; (xii) our ability to maintain, protect and enhance our intellectual property; (xiii) our ability to comply with existing, modified or new laws and regulations applying to our business, including the imposition of new taxes, duties or similar assessments on our products; (xiv) the attraction and retention of qualified employees and key personnel; and (xv) changes in domestic or international government or regulatory policy, including without limitation, changes in tax policy.   These forward-looking statements are only predictions. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to materially differ from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events. Further information on the factors, risks and uncertainties that could affect our financial results and the forward-looking statements in this presentation are included in our filings with the Securities and Exchange Commission and will be included in subsequent periodic and current reports we make with the Securities and Exchange Commission from time to time, including in our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q.   The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this presentation. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. This presentation includes unaudited non-GAAP financial measures including total billings, adjusted EBITDA and free cash flow. We define total billings as the total amounts we have invoiced our customers for products and services for which we are entitled to payment under the terms of our long-term supply agreements or other contractual agreements. We define adjusted EBITDA as net income (loss) attributable to the Company plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes, depreciation and amortization and share-based compensation expense, plus or minus any gains or losses from foreign currency remeasurement. We define free cash flow as net cash flow generated from operating activities less capital expenditures. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the appendix for the reconciliations of certain non-GAAP financial measures to the comparable GAAP measures. This presentation also contains estimates and other information concerning our industry that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information. November 17, 2017 Investor Day

Steve Lockard – President and CEO Introduction and Opening Remarks

Introduction to TPI Composites Only independent manufacturer of composite wind blades for the high-growth wind energy market with a global footprint Provides wind blades to some of the industry’s leading OEMs such as: Vestas, GE, Siemens/Gamesa, Nordex/Acciona and Senvion Operates nine wind blade manufacturing plants and three tooling and R&D facilities across four countries: • United States• Mexico • China • Turkey Applying advanced composites technology to production of clean transportation solutions, including electric buses Long-term supply agreements with customers, providing contracted volumes that generate significant revenue visibility and drive capital efficiency Founded in 1968 and headquartered in Scottsdale, Arizona Approximately 8,000 employees globally November 17, 2017 Investor Day Business Overview Strong Historical Financial Results Revenue CAGR 52% 2013-2016 Adjusted EBITDA CAGR 99% 2013-2016 Adjusted EBITDA Margin growth 12.4% 2013-Q3 2017 3.9%

Investment Thesis November 17, 2017 Investor Day Capitalizing on Wind Market Growth and Blade Outsourcing Trend Only Independent Blade Manufacturer with a Global Footprint Advanced Composite Technology and Production Expertise Provide Barrier to Entry Collaborative Dedicated Supplier Model to Share Gain and Drive Down LCOE Long-Term Supply Agreements Provide Significant Revenue Visibility Compelling Return on Invested Capital Seasoned Management Team with Significant Global Growth Experience

Investment Thesis November 17, 2017 Investor Day Capitalizing on Wind Market Growth and Blade Outsourcing Trend Only Independent Blade Manufacturer with a Global Footprint Advanced Composite Technology and Production Expertise Provide Barrier to Entry Collaborative Dedicated Supplier Model to Share Gain and Drive Down LCOE Long-Term Supply Agreements Provide Significant Revenue Visibility Compelling Return on Invested Capital Seasoned Management Team with Significant Global Growth Experience Renewables and wind energy are mainstream, large, growing, competitive and desired by customers. Emerging markets around the world are growing faster than mature markets. Blades are being outsourced to access emerging growth markets, drive cost and efficiently utilize capital. Same competitive dynamics in place today that put us in business.

Investment Thesis November 17, 2017 Investor Day Capitalizing on Wind Market Growth and Blade Outsourcing Trend Only Independent Blade Manufacturer with a Global Footprint Advanced Composite Technology and Production Expertise Provide Barrier to Entry Collaborative Dedicated Supplier Model to Share Gain and Drive Down LCOE Long-Term Supply Agreements Provide Significant Revenue Visibility Compelling Return on Invested Capital Seasoned Management Team with Significant Global Growth Experience We’ve made good choices – customers, locations and markets. Our factories are low cost, world class hubs that serve large, diverse and growing addressable markets, reducing the effect of individual market fluctuations.

Investment Thesis November 17, 2017 Investor Day Capitalizing on Wind Market Growth and Blade Outsourcing Trend Only Independent Blade Manufacturer with a Global Footprint Advanced Composite Technology and Production Expertise Provide Barrier to Entry Collaborative Dedicated Supplier Model to Share Gain and Drive Down LCOE Long-Term Supply Agreements Provide Significant Revenue Visibility Compelling Return on Invested Capital Seasoned Management Team with Significant Global Growth Experience TPI holds important IP that is difficult to replicate (materials, process, tooling, inspection and DFM) >300 engineers and growing, opening new Denmark office to attract even more talent 60-70 meter blades, larger than 787 wing span, with tolerances measured in millimeters

Investment Thesis November 17, 2017 Investor Day Capitalizing on Wind Market Growth and Blade Outsourcing Trend Only Independent Blade Manufacturer with a Global Footprint Advanced Composite Technology and Production Expertise Provide Barrier to Entry Collaborative Dedicated Supplier Model to Share Gain and Drive Down LCOE Long-Term Supply Agreements Provide Significant Revenue Visibility Compelling Return on Invested Capital Seasoned Management Team with Significant Global Growth Experience Our business model helps TPI customers to gain market share in a cost effective and capital efficient manner by sharing the investment, spreading overhead, driving down material cost, improving productivity and sharing a large portion of that benefit with our customers.

Investment Thesis November 17, 2017 Investor Day Capitalizing on Wind Market Growth and Blade Outsourcing Trend Only Independent Blade Manufacturer with a Global Footprint Advanced Composite Technology and Production Expertise Provide Barrier to Entry Collaborative Dedicated Supplier Model to Share Gain and Drive Down LCOE Long-Term Supply Agreements Provide Significant Revenue Visibility Compelling Return on Invested Capital Seasoned Management Team with Significant Global Growth Experience Current agreements provide up to $4.4B in visible revenue through 2023 Volume based pricing and shared investment motivate both parties to keep plants full

Investment Thesis November 17, 2017 Investor Day Capitalizing on Wind Market Growth and Blade Outsourcing Trend Only Independent Blade Manufacturer with a Global Footprint Advanced Composite Technology and Production Expertise Provide Barrier to Entry Collaborative Dedicated Supplier Model to Share Gain and Drive Down LCOE Long-Term Supply Agreements Provide Significant Revenue Visibility Compelling Return on Invested Capital Seasoned Management Team with Significant Global Growth Experience Shared capital investment results in a “capital-light” model for TPI and our customers New investments target an initial average five-year ROIC hurdle rate of 25% Consolidated ROIC continuing to trend up from ~18% in 2014 to an estimated 33% in 2017

Investment Thesis November 17, 2017 Investor Day Capitalizing on Wind Market Growth and Blade Outsourcing Trend Only Independent Blade Manufacturer with a Global Footprint Advanced Composite Technology and Production Expertise Provide Barrier to Entry Collaborative Dedicated Supplier Model to Share Gain and Drive Down LCOE Long-Term Supply Agreements Provide Significant Revenue Visibility Compelling Return on Invested Capital Seasoned Management Team with Significant Global Growth Experience TPI has become a destination for top talent. Pleased with the exceptional leaders and managers that have joined the TPI team You’ll meet some of the senior executive team today

TPI Financial Targets November 17, 2017 Investor Day 20%-25% Revenue Growth 2016 A – 2019 E 12+% Adj. EBITDA Margin 35+% ROIC(1) . (1) ROIC target is based on an estimate of tax effected income from operations plus implied interest on operating leases divided by beginning of the period capital which includes total shareholders’ equity plus cash and cash equivalents, total outstanding debt and the net present value of operating leases.

Key Messages Applying our advanced composites technology to major growth trends including the decarbonization of the electric sector and clean transportation systems BNEF estimates that $10 trillion will be invested in new power generation capacity through 2040 and of this, 72% will be renewables and $3.3 trillion will be wind BNEF estimates that by 2040 annual global EV sales will reach 65 million units MarketsandMarkets projects the aerospace composites market to grow from $24.5 billion in 2016 to $43 billion by 2022, or a CAGR of 9.85% between 2017 and 2022 Wind industry and market dynamics are rationalizing. Large global players are competing TPI is a large global player with >10% global share, ~20% ex-China and ~40% ex-China outsourced and a strong global reach TPI has executed really well delivering revenue growth, market share growth, cost reduction, operational improvements and profit expansion After four years of 45% annual revenue growth, 2018 will be an investment year, positioning us for strong growth in 2019 and 2020 Will continue to advance TPI technology, further expand global footprint, and drive world class cost to differentiate and win Will utilize deep partnership business model to provide capacity flexibility and share gain to help our customers increase market share while we maintain and grow our profit TPI strategy of strong and diversified growth will continue to build shareholder value November 17, 2017 Investor Day

Today’s Agenda – November 17, 2017 8:30–9:15 am Opening Remarks: Steve Lockard Wind Market and Growth Plans: Steve Lockard and Joe Kishkill 9:15–9:40 am Operational Excellence: Mark McFeely, TJ Castle 9:40–9:50 am Technology and Industrialization: Ramesh Gopalakrishnan 9:50–10:00 am Global Supply Chain: Jim Schimanski 10:00–10:30 am Q & A 10:30–10:50 am Coffee Break 10:50–11:50 am Financial Section: Bill Siwek 11:50 am–12:00 pm Closing Remarks: Steve Lockard 12:00–1:00 pm Lunch

Key Biographies November 17, 2017 Investor Day Joe Kishkill Chief Commercial Officer Joined TPI in August 2017 Global energy executive 25 years in oil & gas, solar First Solar, Exterran, Enron BSEE Brown, MBA Harvard Mark McFeely Chief Operating Officer Joined TPI in November 2015 Global manufacturing operations executive 20 years in automotive and aerospace Remy, Danaher, Honeywell BA Colorado State, MBA Penn State TJ Castle SVP North America and Global Operational Excellence Joined TPI in November 2015 Global manufacturing operations executive 21 years in aerospace Honeywell, GE BS Aeronautics St Louis Ramesh Gopalakrishnan SVP Technology & Industrialization Joined TPI in September 2016 Global wind blade composites engineering and manufacturing executive 20 years advanced composites Senvion, Suzlon, Halliburton, GE BS Indian Institute Tech, MS and PhD SUNY Jim Schimanski VP Global Supply Chain Joined TPI in May 2016 Global manufacturing supply chain executive 30 years in manufacturing GE, Alstom BS Business Management, Russell Sage College Bill Siwek Chief Financial Officer Joined TPI in September 2013 International financial, operations and real estate executive 33 years in accounting, finance, IT, operations T.W. Lewis, Lyle Andersen, Arthur Anderson BS Accounting and Economics, Univ. of Redlands

Steve Lockard – President and CEO Joe Kishkill – Chief Commercial Officer Wind Market and Growth Strategy

Onshore Global Market Growth November 17, 2017 Investor Day Annual installed global wind capacity (GW): 2016 – 2026E Source: MAKE Q2 2017 Global Wind Power Market Outlook Update Note: Developing wind markets defined as fewer than 6 GW of 2016 installed capacity 8.8% CAGR 0.8% CAGR Developing Markets Share 15.2% 17.5% 22.4% 24.7% 24.5% 25.6% 25.9% 28.6% 29.1% 28.3% 27.9% Mature Markets Share 84.8% 82.5% 77.6% 75.3% 75.5% 74.1% 74.1% 71.4% 70.9% 71.1% 72.1% Annual installed wind capacity growth is propelled by an uptick in developing wind markets, including Turkey and Mexico where TPI Composites is well positioned to succeed.

Total Onshore and Offshore Global Market Growth November 17, 2017 Investor Day Annual installed global wind capacity (GW): 2016 – 2026E Source: MAKE Q2 2017 Global Wind Power Market Outlook Update Offshore is starting from a smaller base but is growing at a faster pace and offers a growth opportunity for TPI 17.2% CAGR 2.4% CAGR Offshore Wind Market Share 4.4% 6.2% 7.3% 8.5% 6.9% 9.2% 11.3% 10.9% 14.2% 13.9% 14.9% Onshore Wind Market Share 95.6% 93.8% 92.7% 91.5% 93.1% 90.8% 88.7% 89.1% 85.8% 86.1% 85.1%

November 17, 2017 U.S. FORECAST 2016 – 2025 Investor Day Economics of Onshore Wind Corporate and Industrial Buyers Utilities Decarbonization Economics of Offshore Wind Repowering Vehicle Electrification Demand Drivers Source: Average of MAKE Q2 2017 Global Wind Power Market Outlook Update and BNEF New Energy Outlook 2017

EMEA FORECAST 2016 – 2025 Analyst Day Source: MAKE Consulting & Bloomberg New Energy Finance

APAC FORECAST 2016 – 2025 Analyst Day Source: MAKE Consulting & Bloomberg New Energy Finance

LATAM FORECAST 2016 – 2025 Analyst Day Source: MAKE Consulting & Bloomberg New Energy Finance

Declining LCOE Allows Wind Energy to be More Competitive with Conventional Power Generation The cost of onshore wind has declined by over 67% in the last eight years, with costs expected to continue to fall due to progress made in reducing the costs of wind turbines, improving capacity factors and lower operating and maintenance costs over the next decade Wind blades represent the second largest component of the total cost of wind turbines. The advancement of wind blade technology, including increased blade length / rotor diameter, has increased energy capture and played a fundamental role in reducing LCOE for onshore wind November 17, 2017 Investor Day Source: Lazard Levelized Cost of Energy Analysis (version 11.0). Costs are on an unsubsidized basis. Ranges reflect differences in resources, geography, fuel costs and cost of capital, among other factors. U.S. Department of Energy National Renewable Energy Laboratory (NREL) Onshore wind LCOE Mean Onshore wind LCOE Range Global Onshore Wind LCOE Over Time(1) — ($/MWh) Global LCOE for onshore wind generation has become increasingly competitive and is now on par with new combined cycle gas turbines with an additional 50% decline expected by 2030(2) 67% Eight year percentage decrease

Demand Drivers November 17, 2017 Investor Day Drivers U.S. Global Economics of Onshore Wind Corporate and Industrial Buyers Utilities Decarbonization Repowering Economics of Offshore Wind Vehicle Electrification Penetration in Large Markets Emerging Markets Availability and Stability of Electricity in Developing Countries

Cost Effective and Flexible Global Reach

November 17, 2017 Investor Day Global Footprint STRATEGICALLY OPTIMIZED FOR REGIONAL INDUSTRY DEMAND Iowa, U.S.A. By Truck By Rail

November 17, 2017 Investor Day Iowa, U.S.A. By Truck By Rail Juarez, Mexico By Truck By Rail Global Footprint STRATEGICALLY OPTIMIZED FOR REGIONAL INDUSTRY DEMAND

November 17, 2017 Investor Day Iowa, U.S.A. By Truck By Rail Juarez, Mexico By Truck By Rail Gulf of Mexico By Sea By Truck By Rail Global Footprint STRATEGICALLY OPTIMIZED FOR REGIONAL INDUSTRY DEMAND

November 17, 2017 Investor Day Global Footprint STRATEGICALLY OPTIMIZED FOR REGIONAL INDUSTRY DEMAND Iowa, U.S.A. By Truck By Rail Juarez, Mexico By Truck By Rail Gulf of Mexico By Sea By Truck By Rail

November 17, 2017 Investor Day Global Footprint STRATEGICALLY OPTIMIZED FOR REGIONAL INDUSTRY DEMAND Turkey By Truck By Sea

November 17, 2017 Investor Day Global Footprint STRATEGICALLY OPTIMIZED FOR REGIONAL INDUSTRY DEMAND Turkey By Truck By Sea China By Truck By Sea

TPI’s customers account for 99.8% of the U.S. onshore wind market and 45% of the global onshore market Current Customer Mix – 41 Dedicated Lines (3) Strong Customer Base of Industry Leaders November 17, 2017 Investor Day = TPI Customer Global Onshore Wind Global Onshore Wind exc. China Rank OEM 2014–2016 Share(1) Rank OEM 2014–2016 Share(1) 1 Vestas 13% Vestas 20% 2 Siemens/Gamesa(2) 12% GE Wind 18% 3 GE Wind 12% Siemens/Gamesa(2) 18% 4 Goldwind 11% Enercon 10% 5 Enercon 6% Nordex Group 7% 6 Nordex Group 5% Senvion 5% 7 United Power 5% Suzlon 3% 8 Mingyang 4% Goldwind 1% 9 Envision 4% DEC <1% Senvion 3% Mitsubishi <1% TPI Customer Market Share ~45% TPI Customer Market Share ~68% 1 2 4 5 7 3 6 8 9 = Chinese Players 1 2 5 6 3 4 9 7 8 10 Source: MAKE Figures are rounded to nearest whole percent Figures for Siemens/Gamesa are pro forma for the April 2017 merger of Gamesa Corporatión Tecnológica and Siemens Wind Power Estimated as of December 31, 2017 Key Customers with Significant Market Share 10

Prioritized Pipeline November 17, 2017 Investor Day Annual Revenue Potential – Wind Only > $1.7 Billion Prioritized Pipeline represents those opportunities we have prioritized to close in the next twenty-four months Prioritized Pipeline – 22 lines 60-70m+ blades, >$35M/yr/line New and Existing Customers New and Existing Geographies Onshore and Offshore Long-term Revenue Potential Size of Total Addressable Market OEM(s) Share Annual revenue potential based on 2018 wind blade revenue guidance Annual revenue potential based on $35 million per line per year and that all lines are in full production (1) (2)

Multiple development programs in: Passenger automotive EVs Commercial vehicles Growing with Proterra Diversification Strategy November 17, 2017 Investor Day CLEAN TRANSPORTATION – In EVs, lighter weight equates to longer range or fewer batteries which drives cost

Diversification Strategy November 17, 2017 Investor Day Founded in 2004 Offices and manufacturing in CA and SC 300+ employees, strong executive management team Backed by industry-leading VC and corporate investors >42 customers; >400 vehicles sold >117 vehicles delivered; >4,000,000 service miles >13,700,000 pounds of CO2 emissions avoided Demonstrated >1,100 miles on single charge Proterra’s Mission Advancing electric vehicle technology to deliver the world’s best-performing transit vehicles Strong Executive Team Solid Financial Backing Source: Proterra Inc.

Large Market Opportunity Addresses large opportunity given mission-critical nature of transit Cusp of wide-spread adoption Technology applicable everywhere Compelling growth potential November 17, 2017 Investor Day 0% 1% 3% 5% 8% 16% 24% 31% % share of total transit North American Electric Bus Market (Units) Source: Frost & Sullivan, HD Transit Bus Market – Global Analysis, March 2016 95% CAGR

Diversification Strategy $24.5B per year composites market growing to $43.0B by 2022 – CAGR of 9.85%(1) Replacing aluminum and other more expensive composites (e.g., carbon) with TPI’s solutions November 17, 2017 Investor Day AEROSPACE (1) MarketsandMarkets – November 2017.

Mark McFeely – COO Operations Overview

Relentless Pursuit of Operational Excellence SAFETY November 17, 2017 Investor Day Repeatable Results from TPI Integrated Production System (TIPS) Focus on Advanced Technology to stay ahead Best in Class Supply Chain QUALITY DELIVERY COST Core Drivers OF OPERATIONAL EXCELLENCE Consistent Focus ON RESULTS

Global Safety Performance November 17, 2017 Investor Day Recordable Incident Rate Continue to Drive Safety First Culture 100% of accidents are preventable Drive to eliminate root causes of accidents Employee engagement driving behaviors RIR down 60% over the last two years Lost Time Incident Rate Delivering Results LTIR down 60% over the last two years Improvement Ideas up 300% 25% 42% 21% 51% 2015 2016 2017 2017 Plan

Global Quality Performance Globally Standardized Systems and Processes Globally ISO 9001 Quality Management System implemented at all locations Integrated Management System (Quality, Safety, Environmental) by end of 2018 at all sites Global Supply Chain Transformation (Oracle) and PLM software platform implemented at all sites Data Driven Performance Improvement > 40% reduction in rework hrs. YTD globally All sites showing significant improvement on rework hour/blade reduction Driving Results with proven tools: Top 10 Defect Paretos Six Sigma, DFMEA. Collaborative Approach with Customers Executed two new programs in 2017 with two top customers where proactive design analysis, and manufacturing process documentation were built collaboratively Collaboration is critical to prevention of design related quality/field issues as well as to reduce build cycle time, e.g. on one blade model cycle time (CT) was reduced from 42 hours to 30 hours just based on collaborate design initiatives November 17, 2017 Investor Day

Global Delivery Performance November 17, 2017 Investor Day Productivity improvement Additional throughput from existing CapEx Lean tools enable controlled and repeatable results Drive improvements in start-up and transition execution Lean is Driving Improvements Output vs. Cycle Time Headcount vs. Output Continuous Focus on Cycle Time

Lean organization mindsets and behaviors Balanced scorecard Daily accountability process Daily meeting structure Leader standard work Lean audits Tollgate reviews Visual displays Tools Instructions, Behaviors Driving Repeatable Results November 17, 2017 Investor Day Objectives of the Production System Process Improvement Materials Management Process Reliably & Duration Factory Organization Culture of Continuous Improvement Lean Culture Lean Management System Lean Operating System Drive Process Establishment expectation of continuous improvement Management processes to sustain & continuously improve the operating system processes Safety, Quality, Delivery and Cost

TJ Castle – SVP North America and Global Operational Excellence TPI Integrated Production System

TIPS – TPI Integrated Production System November 17, 2017 Investor Day Process Improvement Tools to reduce defects, cycle and lead time 5S RCCA CI Cards Visual Management Layered Audit Gemba walks Materials Management Exact, requirement-oriented material provision (volume, time, location, quality) Pull system/ KANBAN Inventory management Supplier management and development Material presentation Process Reliability & Duration Possibility of process interruption in case of problems Total Preventive Maintenance (TPM) TQC (including firewall) Set up reduction Operational Efficiency Tools to Identify and eliminate systemic issues Kaizen Value Stream Mapping Waste elimination Daily production boards Poka Yoke (Mistake Proof) Standard Work TPI Integrated Production System To facilitate synergy in the TPI organization that produces highly functioning processes, people and business through a lean culture. Culture of Continuous Improvement Safety, Quality, Delivery and Cost

TIPS Journey – DRIVING RESULTS

A journey in lean manufacturing, driving results in Safety, Quality, Delivery and Cost



Repair hrs./blade
77%
RIR
74%
C/T
30%
DL hrs./blade
30%
Output/month
100%

2018+

Broad integration of Lean: Inherent Product Quality (IPQ)

- Tiered Maturity Ratings system
- Full EHS integration
- External Supplier Engagement
- Organizational Design
- Process Automation
- Transition Tollgate Process
- Rapid Transition Readiness (RTR)

2017

Additional Tools Deployed

- Value Stream Mapping
- Leadership Standard Work
- Kanban
- Layered Audits
- Global Maturity Assessment
- TPM Maintenance
- Strategy Deployment

2016

Foundational Tools Deployed

- 5S
- Visual Management Boards
- Identifying the forms of waste
- Continuous Improvement
- Kaizen
- Poka Yoke (Mistake Proof)
- RCCA (Root Cause Analysis)
- Standard

tpi COMPOSITES.
Investor Day
November 17, 2017 | 47

Ramesh Gopalakrishnan– SVP Technology & Industrialization Technology and industrialization

TPI Technology Advanced Technology Collaborative Space November 17, 2017 Investor Day Customer Technology Aero Design Design of external shape (airfoil) Structural Design Design of internal structure Material Technology Develop new materials to reduce weight and cost Prototype Build Manufacture of zero series blades Tooling Design Advanced tooling design to manufacture blades Process Technology Develop manufacturing process technology to enable manufacture Design for Manufacturing Technical Due Diligence

Customer Technology Aero Design Design of external shape (airfoil) TPI Technology Tooling Design Advanced tooling design to manufacture blades Prototype Build Manufacture of zero series blades Material Technology Develop new materials to reduce weight and cost Advanced Technology November 17, 2017 Investor Day Structural Design Design of internal structure Process Technology Develop manufacturing process technology to enable manufacture Enhanced TPI Customer Collaboration Technology Partnership built on long-term relationships and mutual dependency ‘True’ Partnerships with customers in their New Product Development process Move upstream - Collaborative due diligence on Design for Manufacturing and Risk Mitigation Customer Intimacy - Joint prototyping of blades with customers in customer facilities Design for Manufacturing Technical Due Diligence Collaborative Space Structural Design Design of internal structure Material Technology Develop new materials to reduce weight and cost Process Technology Develop manufacturing process technology to enable manufacture Design for Manufacturing Technical Due Diligence

Expanding Technology Development Footprint November 17, 2017 Investor Day Rhode Island, US Deep historical partnerships with U.S. Gov’t agencies to advance composite manufacturing technologies Pilot projects to demonstrate new technologies like thermoplastics Kolding, Denmark Establishing Advanced Technology Center to enhance capabilities to serve European customer base Expand technical resource base to enable growth Izmir, Turkey Established AR-GE program to leverage Turkish Gov’t R&D Funding R&D programs in tooling and process engineering Taicang, China Accredited materials lab Significant process and tooling development Tooling transition process expertise Applied Development at all Manufacturing Sites Over 300 engineers globally. TPI is a destination for top talent.

Industrialization Approach Standard Stage Gate Model Clearly defined metrics and deliverables Consistent processes based on lessons learned Core team with functional expertise November 17, 2017 Investor Day Objective: Create replicable and scalable processes to launch new sites, new blades and transition technology Results IN DAYS Flexibility Tooling Transition / Existing Facility 27 14 48% REDUCTION Speed Ramp up / Existing Facility 210 95 55% REDUCTION Speed Ramp up / New Facility 365 180 51% REDUCTION Benefits Consistency, repeatability and scalability Speed – time to market Flexibility in dynamic environment Reduction in start-up and transition costs

Jim Schimanski – VP Global Supply Chain Global supply chain

Global Supply Chain Update Performance November 17, 2017 Investor Day Key Global Commodity Market Trends Overall Success Factors Applying TPI growth and scale Continued success with dual sourcing Preferred customer to our suppliers: TPI global presence and footprint Serve multiple customers under one roof TPI support of material qualifications at multiple OEMs Safety of TPI business model Breadth of customers and regions Collaboration with TPI in other industries N.A Resin Pricing N.A. Fiberglass Pricing Commodity Market Trend TPI Pricing Glass Resin Adhesive Core Hardware Consumables Coating

Spend and Savings November 17, 2017 Investor Day Team organized to focus on largest category spend Textile percentages vary based with carbon content Continued strong annual savings delivered Spend by Category RFP Year-over-Year Supplier Savings (%) 4% 8% 8%

Global Supply Key Initiatives November 17, 2017 Investor Day Inventory Management VMI and consignment programs Consolidated global buy to leverage best costs Global processes and controls to drive compliance and minimize production risk Focus on quality, corrective action and recovery 29 DAYS 2015 19 DAYS 2016 12 DAYS 2017 Inventory — Days on Hand Cash Management Extending payment terms VMI, inventory management terms Partner with Finance and Operations to drive down working capital requirements 11.7 DAYS 2015 6.2 DAYS 2016 4.2 DAYS 2017 Cash Conversion Cycle — Days

Q&A

COFFEE BREAK

Today’s Agenda – November 17, 2017 8:30–9:15 am Opening Remarks: Steve Lockard Wind Market and Growth Plans: Steve Lockard and Joe Kishkill 9:15–9:40 am Operational Excellence: Mark McFeely, TJ Castle 9:40–9:50 am Technology and Industrialization: Ramesh Gopalakrishnan 9:50–10:00 am Global Supply Chain: Jim Schimanski 10:00–10:30 am Q & A 10:30–10:50 am Coffee Break 10:50–11:50 am Financial Section: Bill Siwek 11:50 am–12:00 pm Closing Remarks: Steve Lockard 12:00–1:00 pm Lunch

Bill Siwek – Chief Financial Officer Financials

Financial Results November 17, 2017 Investor Day Total billings refers to the total amounts we have invoiced our customers for products and services for which we are entitled to payment under the terms of our long-term supply agreements or other contractual agreements See appendix for reconciliations of non-GAAP financial data GAAP Net Sales and Total Billings ($ in millions) (1) (2) Adjusted EBITDA ($ in millions) (2) 52% ‘13–’16 CAGR 99% ‘13–’16 CAGR 4.2% 6.7% 8.8% 9.9% 12.4% Margin

Q3 2017 Highlights Operating results and year-over-year increases compared to the third quarter 2016 Net sales were up 22.3% to $243.4 million for the quarter Total billings were up 30.8% to $256.4 million for the quarter Net income for the quarter increased to $20.4 million versus $2.8 million in Q3 2016 Adjusted EBITDA for the quarter increased by 53.4% to $30.1 million Adjusted EBITDA margin for the quarter was up 250 bps to 12.4% Signed a multiyear supply agreement with a Senvion for two manufacturing lines in Taicang Port, China Signed a five-year supply agreement with Proterra to become the supplier of composite bus bodies for their Catalyst® zero-emission electric transit buses Hired Joe Kerkhove as Senior Vice President, Strategic Markets to lead business development initiatives to expand the application of TPI’s advanced composite technologies to adjacent strategic markets such as aerospace and transportation November 17, 2017 Investor Day Q3 2017 Highlights and Recent Company News GAAP Net Sales ($ in millions) 20% INCREASE 22% INCREASE

Diversified Growth BY GEOGRAPHY AND CUSTOMER November 17, 2017 Investor Day 2014 FYE December 31 By Geography By Customer Net Sales $321 million 2016 FYE December 31 Net Sales $586 million 2017 YTD September 30 Net Sales $683 million GE Nordex/Acciona SGRE Vestas Other U.S. Asia EMEA Mexico 4%

Annual Revenue Potential FROM DEDICATED LINES AND PRIORITIZED PIPELINE November 17, 2017 Investor Day Average annual revenue/line on new deals increasing from $20 - $25 million to $35+ million – driven by higher ASP and higher output/line. As we transition existing lines, revenue/line will also increase due to higher ASP and output/line – growth from existing lines. A fewer number of lines today and in the future will provide the same or more revenue potential and the same or more MW as a larger number of lines in the past Annual Revenue Potential – Wind Only > $1.7 Billion Annual revenue potential based on 2018 wind blade revenue guidance Annual revenue potential based on $35 million per line per year and that all lines are in full production (1) (2)

Historical Trend of Annual Revenue/Line and MW/Line Annual Revenue / Line Trend November 17, 2017 Investor Day Annual MW / Line Trend 2007 2007 2011 2013 2013 2013 2013 2014 2015 2016 2016 2016 2017 2017 Revenue/line/year has steadily increased over time due to longer blades and more advanced materials As blades have increased in length, MW per set and therefore per line per year have increased as well

Guidance for 2018 and Targets for 2019

Key Drivers for 2018 and 2019 Performance Projected billings growth and positive quarterly EBITDA Cash flow from operations will continue to largely fund our growth Significant investment in 2018 will drive value creation and growth in 2019 and beyond Operational improvements will continue to drive profitability – Lean mindset globally Continued conversion of pipeline opportunities Improved speed and efficiency of startups and transitions Significant number of transitions and startups in 2018 (~14 transitions and ~12 startups) - short-term impact that drives long-term growth – longer blades equate to higher ASP and operational improvements drive throughput so revenue per line per year increases significantly Additional potential from diversified markets not reflected Startups in 2018 and 2019 – include new plants (Mexico 4 and potential new plant openings), new customers and new lines in existing plants Loss of revenue from GE lines not renewed will not be fully replaced until 2019 Margin pressure in the industry driven by auction-based systems in many parts of the world, U.S. market demand shifts driven by the current PTC cycle and increased competition from solar will put pressure on our pricing for new deals and require us to share more gain from cost outs and productivity improvements Market uncertainty for some OEMs resulting in longer decision cycles Uncertainty around U.S. demand until tax reform is clarified. Although unlikely, PTC impact could be significant to the industry. Other aspects of tax reform are beneficial as we utilize our remaining NOLs. November 17, 2017 Investor Day

November 17, 2017 Investor Day 2017 Guidance 2018 Guidance 2019 Targets Total Billings(1) $945M - $950M $1.0B - $1.05B $1.3B - $1.5B Adjusted EBITDA(1) $95M - $100M $70M - $75M $140M - $150M Sets 2,760 – 2,770 2,500 – 2,550 Average Selling Price per Blade $105K - $110K $125K - $130K Non-Blade Billings DNP $75M – $80M G&A Costs as a % of Billings (incl. SBC) DNP 4% – 5% Estimated MW 6,510 – 6,540 6,950 – 7,100 Dedicated Lines - EOY 41 - 45 51 - 55 Share-based Compensation $7.2M $10M - $11M Depreciation & Amortization $20.0M $30M - $35M Net Interest Expense $12.5M $11.5M – $12.5M Capital Expenditures $70M - $75M $70M - $75M Effective Tax Rate 20% 25% Note: All reference to lines is to wind blade manufacturing lines Key Guidance Metrics We have not reconciled our total expected billings for 2017 - 2019 to expected net sales under GAAP or 2019 expected Adjusted EBITDA to expected Net Income because we have not yet finalized calculations necessary to provide the reconciliation, including expected changes in deferred revenue, and as such the reconciliation is not possible without unreasonable efforts.

November 17, 2017 Investor Day 2018 2017 Q1 Q2 Q3 Q4 TOTAL Lines Installed – end of period 41 41 40 47 47 47 Lines in Startup - during period 15 6 6 8 8 12 Lines in Transition - during period 4 7 10 10 5 14 Startup & Transition Costs $40M $16M– $17M $19M – $20M $14M – $15M $9M – $10M $58M – $62M Note: All reference to lines is to wind blade manufacturing lines Startup and Transition Guidance Metrics

Total Billings(1) (2) Strong Financial Performance and Outlook November 17, 2017 Investor Day 22% Three-year CAGR Adjusted EBITDA(1) (2) Note: Dollars in millions Estimates for 2017 – 2019 are shown at the midpoint of ranges provided. See appendix for reconciliation of non-GAAP financial data. We have not reconciled our total expected billings for 2017 - 2019 to expected net sales under GAAP or 2019 expected Adjusted EBITDA to expected Net Income because we have not yet finalized calculations necessary to provide the reconciliation, including expected changes in deferred revenue, and as such the reconciliation is not possible without unreasonable efforts. 30% Three-year CAGR Margin % 4.2% 6.7% 8.8% 10.3% 7.1% 10.4%

Total Billings Bridge November 17, 2017 Investor Day Note: Dollars in millions.

Adjusted EBITDA Bridge November 17, 2017 Investor Day . Note: Dollars in millions. $27.0 $52.0 $7.0 $145.0 $25.0 ~10.3% ~ 7.1% ~ 10.4%

Pro Forma Adjusted EBITDA Walk November 17, 2017 Investor Day 2017E 2018E 2019E Adjusted EBITDA (1) $ 98.0M $ 73.0M $145.0M Add: Startup and Transition costs $ 40.0M $ 58.0M $33.0M Pro forma Adjusted EBITDA $ 138.0M $ 131.0M $178.0M Impact of GE non-renewal $ (30.0M) - - Pro forma Adjusted EBITDA $ 108.0M $ 131.0M $178.0M Pro forma Adjusted EBITDA Margin 13.1%(2) 12.7%(1) 12.7%(1) Based on mid-point of guidance and target Based on mid-point of total billings guidance reduced by GE revenue in Turkey and China

Margin Evolution 2014 2015 2016 2017E 2018E 2019E Gross Margin (GM) % 4.6% 7.1% 10.2% 11.9% 8.3% 12.0% GM% before S&T 9.7% 9.8% 12.6% 16.2% 14.1% 14.6% GM% before S&T at CC 8.0% 9.1% 10.5% 14.7% 14.1% 14.6% November 17, 2017 Investor Day

Free Cash Flow and Capital Expenditures November 17, 2017 Investor Day . Note: Dollars in millions. (1) Free Cash Flow defined as operating cash flow less capital expenditures. Free Cash Flow (1) Capital Expenditures

Transition and Expansion Analysis

Illustrative Manufacturing Facility Expansion Assumptions Compelling Return on Invested Capital on New Plants November 17, 2017 Investor Day Illustrative Plant Financial Results Year 0 Year 1 Year 2 Year 3 Year 4 Year 5 Average Net Sales $1 $132 $210 $210 $210 $210 $162 COGS (excluding depreciation) (8) (108) (174) (174) (174) (174) ($135) EBITDA ($7) $24 $36 $36 $36 $36 $27 Taxes 0 (6) (9) (9) (9) (9) (7) Tax-Effected EBITDA ($7) $18 $27 $27 $27 $27 $20 Depreciation (3) (5) (5) (5) (5) (5) (4) Net Income ($10) $14 $23 $23 $23 $23 $16 Return on Invested Capital -17% 23% 38% 38% 38% 38% 26% Invested Capital $60 $60 $60 $60 $60 $60 $60 Note: Return on Invested Capital (ROIC) is calculated as Net Income divided by Invested Capital Financial Highlights 6 lines per plant Total invested capital of $60 million (CapEx and Startup Losses) Gross margin of 15% Illustrative effective tax rate of 25% Full run-rate achieved by end of year 2 500,000 sq. ft. per facility – leased by TPI Assumes 5 production year supply agreement(s) Assumes 25% - 30% of annual set volume from a line in startup during the startup year Average sets per line per year of 75 Steady state revenue of $210M per year $36M million of annual run-rate EBITDA Target hurdle ROIC of 25% over the first five years of production

Transition Overview November 17, 2017 Investor Day More frequent than the past Key Considerations Transition Timing No significant “additional costs” other than potential CapEx 80% of Manufacturing Overhead (MOH) is fixed, therefore overhead costs are under-absorbed during transitions TPI does not layoff workers during transitions, resulting in both underutilized Direct Labor (DL) and slight benefit of lower overtime during initial months of transition Impact on a particular plant includes lost revenue due to: Reduced volume during new mold install and ramp up. Approximately 45% - 50% of annual set volume from a line in transition during the transition year; and Negative Operating Income and EBITDA impact due to under absorbed MOH and underutilized DL Short-Term Costs and Volume Impact In addition to transition fees charged to customers to cover opportunity and capital costs, TPI generally receives high-margin, non-recurring engineering fees Premium pricing on the initial blades produced on the new lines helps cover transition costs Most full blade transitions will also involve some level of CapEx on the part of TPI, which is factored into new blade pricing (depreciation and financing impact) and transition fees CapEx can include a plant expansion, which results in higher transition fees and generally requires a contract term extension Cost Recovery Mechanisms Tooling Revenue and EBITDA is generally realized by our tooling factories reducing the global impact of a transition CapEx can include a plant’s expansion, resulting in higher transition fees and significant contract term extension With all full blade transitions, TPI generally requires the customer to extend the term of its contract which significantly impacts TPI’s long-term revenue and profitability Serial production ASP on new blades is generally higher since new blades are larger and in many cases have more advanced materials. Post-transition blade margins are also generally higher due to our “shared gain” contract structure Therefore, Revenue and EBITDA from new lines in serial production are higher, enabling TPI to recoup its entire transition investment in a timely fashion, maximize ROIC and grow revenue. Short- and Long-Term Benefits

Sensitivity Analysis

GE Sensitivity Analysis Like all of our customers, GE has minimum volume commitments in each contract. We are currently GE’s only supplier of blades from Mexico for their needs in the U.S. and Mexico and GE has told us we are an important partner for epoxy-based blades to their home market Iowa serves the north central U.S. cost effectively Mexico serves the western half of the U.S. and Mexico cost effectively Pipeline beyond “Prioritized Pipeline” not reflected Diversified market upside potential not reflected November 17, 2017 Investor Day Annual Wind-only Revenue Potential With and Without GE Annual revenue potential based on 2018 wind blade revenue guidance Annual revenue potential based on average annual revenue of $35 million per line per year and that all lines are in full production Reduction in annual revenue based on average annual revenue per line of approximately $25 million Annual revenue potential based on all lines at an average annual revenue of $32.5 million and that all lines are in full production (1) (2) (3) (4)

ASC 606 Impact

ASC 606: IMPACT TO TPI TPI will adopt ASC 606 as of January 1, 2018, with retrospective application to January 1, 2015 through December 31, 2017. Revenue will be recognized in a manner to depict the transfer of promised goods or services to our customers in an amount that reflects the consideration we expect to be entitled for those goods or services. Previous guidance required us to defer recognition of revenue until the risk of loss had passed to the customer and delivery had been made (or a fixed delivery schedule had been provided by the customer). Since our manufactured products have no alternative use due to contractual restrictions placed by each customer on the technical specifications and design of the products, under ASC 606 we will recognize revenue “over time” during the course of the production process and before the product is delivered to the customer. Applying ASC 606 to new contracts will likely result in higher reported earnings in 2018 than under the previous guidance as revenue is recognized on certain startup activities that will now be included in the cost pool under ASC 606 that were previously expensed. Additionally, certain startup costs that are currently expensed as incurred will be capitalized and amortized over the term of the contract. Future net sales will include amounts related to products that are in production as of the period end. Therefore: We will no longer report inventory held for customer orders since revenue will be recognized over time during the course of the production process and before the product is delivered to the customer. Work performed as production takes place (work in process as well as finished goods) will lead to revenue recognition. November 17, 2017 Investor Day

ASC 606: IMPACT TO TPI We expect that the adoption of ASC 606 will have a material impact on the amount of net sales, cost of goods sold and income from operations we will report in future periods. ASC 606 will not change the total amount of revenue recognized under our long-term supply contracts but will only accelerate the timing of when the revenue is recognized. We do not anticipate a change in the timing of cash receipts and payments from customers as customers will continue to be invoiced as products are completed. The amount of reported assets and liabilities on the consolidated balance sheet will be materially impacted under ASC 606: We will include amounts recognized in revenue for products in production as contract assets on the consolidated balance sheet, which differs from the current practice of including the balances in inventory. As noted above we will no longer report inventory held for customer orders. Because we will recognize revenue on work performed as production takes place, this will reduce the level of work in process and finished goods inventory we will report. We expect that contract liabilities will be reported for amounts collected from customers in advance of the production of products (likely only tooling). The Company also expects that the amount of deferred revenue will be substantially reduced as revenue for products will be recognized over time. November 17, 2017 Investor Day

Steve Lockard – President and CEO Closing Remarks

Key Messages November 17, 2017 Investor Day Applying our advanced composites technology to major growth trends including the decarbonization of the electric sector and clean transportation systems BNEF estimates that $10 trillion will be invested in new power generation capacity through 2040 and of this, 72% will be renewables and $3.3 trillion will be wind BNEF estimates that by 2040 annual global EV sales will reach 65 million units MarketsandMarkets projects the aerospace composites market to grow from $24.5 billion in 2016 to $43 billion by 2022, or a CAGR of 9.85% between 2017 and 2022 Wind industry and market dynamics are rationalizing. Large global players are competing TPI is a large global player with >10% global share, ~20% ex-China and ~40% ex-China outsourced and a strong global reach TPI has executed really well delivering revenue growth, market share growth, cost reduction, operational improvements and profit expansion After 4 years of 45% growth, 2018 will be an investment year, positioning us for strong growth in 2019 and 2020 Will continue to advance TPI technology, further expand global footprint, and drive world class cost to differentiate and win Will utilize deep partnership business model to provide capacity flexibility and share gain to help our customers increase market share while we maintain and grow our profit TPI strategy of strong and diversified growth will continue to build shareholder value

THANK YOU

Appendix

Balance Sheets Analyst Day December 31, September 30, ($ in thousands) 2015 2016 2017 Assets Current assets: Cash and cash equivalents $45,917 $119,066 $139,065 Restricted cash 1,760 2,259 3,802 Accounts receivable 72,913 67,842 134,458 Inventories 50,841 53,095 60,593 Inventories held for customer orders 49,594 52,308 69,788 Prepaid expenses and other current assets 31,337 30,657 29,776 Total current assets 252,362 325,227 437,482 Noncurrent assets: Property, plant, and equipment, net 67,732 91,166 119,635 Goodwill and other intangible assets, net 3,226 3,072 2,957 Other noncurrent assets 6,600 17,741 16,287 Total assets $329,920 $437,206 $576,361 Liabilities and Shareholders' Equity Current liabilities: Accounts payable and accrued expenses $101,108 $112,281 $160,858 Accrued warranty 13,596 19,912 28,150 Current maturities of long-term debt 52,065 33,403 44,498 Deferred revenue 65,520 69,568 87,294 Customer deposits and customer advances 8,905 1,390 10,409 Total current liabilities 241,194 236,554 331,209 Non current liabilities: Long-term debt 77,281 89,752 89,139 Other noncurrent liabilities 3,812 4,393 4,245 Total liabilities 322,287 330,699 424,593 Convertible and senior redeemable preferred shares and warrants 198,830 – – Total shareholders' equity (deficit) (191,197) 106,507 151,768 Total liabilities and shareholders' equity (deficit) $329,920 $437,206 $576,361 Source: Year end 2015 and 2016 audited financial statements and interim September 30, 2017 unaudited financial statements.

Income Statements

	Year Ended December 31,			Nine Months Ended September 30,		Three Months Ended September 30,	
($ in thousands)	**2014**	**2015**	**2016**	**2016**	**2017**	**2016**	**2017**
Net sales	$320,747	$585,852	$754,877	$569,303	$683,142	$198,938	$243,354
Cost of sales	289,528	528,247	659,745	499,896	568,659	171,648	198,141
Startup and transition costs	16,567	15,860	18,127	11,449	29,051	5,088	12,352
Total cost of goods sold	306,095	544,107	677,872	511,345	597,710	176,736	210,493
Gross profit	14,652	41,745	77,005	57,958	85,432	22,202	32,861
General and administrative expenses	9,175	14,126	33,892	24,154	28,373	14,065	9,315
Income from operations	5,477	27,619	43,113	33,804	57,059	8,137	23,546
Other income (expense):							
Interest income	186	161	344	76	78	27	48
Interest expense	(7,236)	(14,565)	(17,614)	(12,709)	(9,215)	(4,663)	(3,254)
Loss on extinguishment of debt	(2,946)	–	(4,487)	–	–	–	–
Realized gain (loss) on foreign currency remeasurement	(1,743)	(1,802)	(757)	(700)	(2,575)	(243)	39
Miscellaneous income (expense)	539	246	238	192	968	(152)	390
Total other expense	(11,200)	(15,960)	(22,276)	(13,141)	(10,744)	(5,031)	(2,777)
Income (loss) before income taxes	(5,723)	11,659	20,837	20,663	46,315	3,106	20,769
Income tax provision	(925)	(3,977)	(6,995)	(4,565)	(8,514)	(309)	(371)
Net income (loss)	(6,648)	7,682	13,842	16,098	37,801	2,797	20,398
Net income attributable to preferred shareholders	13,930	9,423	5,471	5,471	–	596	–
Net income (loss) attributable to common shareholders	($20,578)	($1,741)	$8,371	$10,627	$37,801	$2,201	$20,398
Non-GAAP Metrics:							
Total billings	$362,749	$600,107	$764,424	$566,779	$698,833	$196,095	$256,404
Adjusted EBITDA	$13,457	$39,281	$66,150	$51,816	$76,443	$19,632	$30,118

Source: Year end 2014 through 2016 audited financial statements and interim September 30, 2017 and 2016 unaudited financial statements.

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Cash Flow Statements

($ in thousands)	Year Ended December 31, 2014	2015	2016	Nine Months Ended September 30, 2016	2017	Three Months Ended September 30, 2016	2017
Cash flows from operating activities							
Net income (loss)	($6,648)	$7,682	$13,842	$16,098	$37,801	$2,797	$20,398
Loss on disposal of property and equipment	128	185	–	–	–	–	–
Depreciation and amortization	7,441	11,416	12,897	9,703	13,622	3,530	5,139
Amortization of debt issuance costs	715	1,303	1,663	1,273	430	443	144
Loss on extinguishment of debt	2,946	–	4,487	–	–	–	–
Amortization of debt discount	–	3,016	3,018	3,018	–	1,509	–
Share-based compensation expense	–	–	9,902	8,117	4,794	8,117	1,043
Loss on investment in joint venture	6	2	2	–	–	–	–
Amortization of discount on customer advances	218	–	–	–	–	–	–
Deferred income taxes	(1,018)	(765)	(2,782)	–	–	–	–
Changes in assets and liabilities	(37,005)	8,454	10,812	(10,233)	(5,124)	1,405	(9,134)
Net cash provided by (used in) operating activities	(33,217)	31,293	53,841	27,976	51,523	17,801	17,590
Cash flows from investing activities							
Proceeds from sale of assets	–	146	–	–	–	–	–
Purchase of property and equipment	(18,924)	(26,361)	(30,507)	(18,917)	(35,312)	(4,673)	(8,585)
Net cash used in investing activities	(18,924)	(26,215)	(30,507)	(18,917)	(35,312)	(4,673)	(8,585)
Cash flows from financing activities							
Proceeds from issuance of common stock	–	–	67,199	67,199	–	67,199	–
Net proceeds from (repayment of) debt	77,220	1,554	(15,370)	(14,179)	5,302	(2,186)	380
Debt issuance costs	(4,818)	(1,113)	–	–	–	–	–
Payment on acquisition of noncontrolling interest	(1,625)	(1,875)	–	–	–	–	–
Net proceeds from (repayment of) customer advances	4,500	–	–	–	–	(2,000)	–
Proceeds from issuance of preferred stock	6,846	–	–	–	–	–	–
Proceeds from exercise from stock options	–	–	–	–	988	–	988
Repurchase of common stock including shares withheld in lieu of income taxes	–	–	–	–	(1,264)	–	(1,264)
Restricted cash	1,898	(989)	(499)	(649)	(1,543)	(1)	(1,019)
Net cash provided by (used in) financing activities	84,021	(2,423)	51,330	52,371	3,483	63,012	(915)
Impact of foreign exchange rates on cash and cash equivalents	(43)	(330)	(1,515)	(545)	305	(395)	141
Net change in cash and cash equivalents	31,837	2,325	73,149	60,885	19,999	75,745	8,231
Cash and cash equivalents, beginning of period	11,755	43,592	45,917	45,917	119,066	31,057	130,834
Cash and cash equivalents, end of period	$43,592	$45,917	$119,066	$106,802	$139,065	$106,802	$139,065
Non-GAAP Metric:							
Free cash flow	$(52,141)	$4,932	$23,334	$9,059	$16,211	$13,128	$9,005

Source: Year end 2014 through 2016 audited financial statements and interim September 30, 2017 and 2016 unaudited financial statements.

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Non-GAAP Reconciliations

Net sales is reconciled to total billings as follows:

	Year Ended December 31,			Nine Months Ended September 30,		Three Months Ended September 30,	
($ in thousands)	**2014**	**2015**	**2016**	**2016**	**2017**	**2016**	**2017**
Net sales	$320,747	$585,852	$754,877	$569,303	$683,142	$198,938	$243,354
Change in deferred revenue:							
Blade-related deferred revenue at beginning of period [(1)]	(20,646)	(59,476)	(65,520)	(65,520)	(69,568)	(65,656)	(74,255)
Blade-related deferred revenue at end of period [(1)]	59,476	65,520	69,568	61,949	87,294	61,949	87,294
Foreign exchange impact [(2)]	3,172	8,211	5,499	1,047	(2,035)	864	11
Change in deferred revenue	42,002	14,255	9,547	(2,524)	15,691	(2,843)	13,050
Total billings	$362,749	$600,107	$764,424	$566,779	$698,833	$196,095	$256,404

Net income (loss) is reconciled to adjusted EBITDA as follows:

	Year Ended December 31,			Nine Months Ended September 30,		Three Months Ended September 30,	
($ in thousands)	**2014**	**2015**	**2016**	**2016**	**2017**	**2016**	**2017**
Net income (loss)	($6,648)	$7,682	$13,842	$16,098	$37,801	$2,797	$20,398
Adjustments:							
Depreciation and amortization	7,441	11,416	12,897	9,703	13,622	3,530	5,139
Interest expense (net of interest income)	7,050	14,404	17,270	12,633	9,137	4,636	3,206
Income tax provision	925	3,977	6,995	4,565	8,514	309	371
Loss (gain) on foreign currency remeasurement	1,743	1,802	757	700	2,575	243	(39)
Share-based compensation expense	–	–	9,902	8,117	4,794	8,117	1,043
Loss on extinguishment of debt	2,946	–	4,487	–	–	–	–
Adjusted EBITDA	$13,457	$39,281	$66,150	$51,816	$76,443	$19,632	$30,118

Source: Year end 2014 through 2016 audited financial statements and interim September 30, 2017 and 2016 unaudited financial statements.
Note: Footnote references on the following page.

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Non-GAAP Reconciliations (CONT’D) Analyst Day Total billings is reconciled using the blade-related deferred revenue amounts at the beginning and the end of the period as follows: Year Ended December 31, Nine Months Ended September 30, Three Months Ended September 30, ($ in thousands) 2014 2015 2016 2016 2017 2017 2017 Blade-related deferred revenue at beginning of period $20,646 $59,476 $65,520 $65,520 $69,568 $65,656 $74,255 Non-blade related deferred revenue at beginning of period 757 – – – – – – Total current and noncurrent deferred revenue at beginning of period $21,403 $59,476 $65,520 $65,520 $69,568 $65,656 $74,255   Blade-related deferred revenue at end of period $59,476 $65,520 $69,568 $61,949 $87,294 $61,949 $87,294 Non-blade related deferred revenue at end of period – – – – – – – Total current and noncurrent deferred revenue at end of period $59,476 $65,520 $69,568 $61,949 $87,294 $61,949 $87,294 Source: Year end 2014 through 2016 audited financial statements and interim September 30, 2017 and 2016 unaudited financial statements. Represents the effect of the difference between the exchange rate used by our various foreign subsidiaries on the invoice date versus the exchange rate used at the period-end balance sheet date.

Non-GAAP Reconciliations (CONT'D)

Free cash flow is reconciled as follows[1]:

	Year Ended December 31,			Nine Months Ended September 30,		Three Months Ended September 30,	
($ in thousands)	2014	2015	2016	2016	2017	2016	2017
Net cash provided by (used in) operating activities	$(33,217)	$31,293	$53,841	$27,976	$51,523	$17,801	$17,590
Less capital expenditures	(18,924)	(26,361)	(30,507)	(18,917)	(35,312)	(4,673)	(8,585)
Free cash flow	$(52,141)	$4,932	$23,334	$9,059	$16,211	$13,128	$9,005

A reconciliation of projected adjusted EBITDA to the projected low end and high end ranges of projected net income is as follows[2][3]:

	2017 Adjusted EBITDA Guidance Range		2018 Adjusted EBITDA Guidance Range	
($ in thousands)	Low End	High End	Low End	High End
Projected net income	$42,225	$46,225	$11,300	$14,900
Adjustments:				
Projected depreciation and amortization	20,000	20,000	32,500	32,500
Projected interest expense (net of interest income)	12,500	12,500	12,000	12,000
Projected income tax provision	10,500	11,500	3,700	5,100
Projected share-based compensation expense	7,200	7,200	10,500	10,500
Projected realized loss on foreign currency remeasurement	2,575	2,575	-	-
Projected Adjusted EBITDA	$95,000	$100,000	$70,000	$75,000

(1) Source: Year end 2014 through 2016 audited financial statements and interim September 30, 2017 and 2016 unaudited financial statements.
(2) Figures presented are projected estimates for the full years ending December 31, 2017 and 2018.
(3) We have not reconciled our total expected billings for 2017 - 2019 to expected net sales under GAAP or 2019 expected Adjusted EBITDA to expected Net Income because we have not yet finalized calculations necessary to provide the reconciliation, including expected changes in deferred revenue, and as such the reconciliation is not possible without unreasonable efforts.

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